Exhibit 99.1

Contact:	Susannah Robinson
Director, Investor Relations
617-342-6129
susannah_robinson@cabot-corp.com

CABOT CORPORATION REPORTS $0.72 EPS AND RECORD $0.95 ADJUSTED EPS
Higher volumes, robust unit margins and cost controls benefit performance

BOSTON (July 28, 2010)-  Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2010.

Key Highlights
▪	Total business profit increased $72 million from same quarter last year and $22 million sequentially as all businesses performed at a high level

▪	Third consecutive quarter of strong operating results despite volumes below pre-crisis levels

▪	Volumes increased 20% from third quarter 2009 as markets recover globally, sequential demand remained solid

▪	Robust unit margins from increased efficiency, value pricing and cost controls continue to lift performance

(In millions, except per share amounts)	2010		2009
	Third	First	Third	First
	Quarter	9 months	Quarter	9 months

Net sales	$753	$2,144	$511	$1,633
Net income (loss) per share attributable to Cabot Corporation	$0.72	$1.81	$(0.19)	$(1.06)
Less: Net loss per share from discontinued operations	—	—	$(0.01)	$(0.01)
Less: Certain items per share	$(0.23)	$(0.57)	$(0.24)	$(0.90)
Adjusted earnings (loss) per share	$0.95	$2.38	$0.06	$(0.15)

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “We are very pleased to report our best ever adjusted EPS quarter.  This performance reflects the strength of our portfolio with every business performing at a high level during the period.  Our results over the past three quarters put us solidly on the path of achieving our long-term financial targets.

Prevost continued, “Market demand remained solid across all geographies and the investments we have made to leverage an economic recovery are paying off.  Our leading market positions in the fastest growing regions of the world and our multiple efforts over the past eighteen months to increase the efficiency of our global operating network are contributing positively to our results.  The continuing focus on our highest value new business opportunities is yielding steady revenue growth and improving financial performance.  Our seamless execution in the key strategic areas of margin improvement, emerging market expansion and new business development are driving our strong performance as we work to position Cabot as a top tier global specialty chemicals company.”

Financial Detail
For the third quarter of fiscal 2010, net income attributable to Cabot Corporation was $47 million ($0.72 per diluted common share).  Adjusted EPS was $0.95 per common share, excluding $0.23 per common share of certain items principally related to charges from the closure of the Company’s carbon black facility in Thane, India.

Segment Results
Core Segment-  Third quarter fiscal 2010 profitability in the Rubber Blacks Business increased by $30 million when compared to the same quarter of fiscal 2009.  Robust unit margins and 22% higher volumes globally from improved demand in the tire and automotive markets drove the improvement. Volumes in China increased by 32% over the third quarter of fiscal 2009, in South America by 30%, in Asia Pacific, excluding China, by 27%, in North America by 24% and in the Europe, Middle East, Africa region by 2%.  Sequentially, profitability rose by $3 million as global volumes increased by 3%, led by improvements in China and Asia Pacific, and results benefited from the achievement of certain milestones in our new business development efforts.

Profitability in the Supermetals Business increased by $11 million compared to the same quarter of fiscal 2009. The improvement was driven by stronger demand from ongoing recovery in the electronics industry that resulted in higher volumes, lower costs from actions taken over the past year to reposition the business and a benefit from the lower ore costs associated with LIFO accounting. Sequentially, profit improved by $11 million due primarily to higher volumes associated with the electronics market recovery, higher prices, including an improved product mix, and lower operating costs. During the third quarter of fiscal 2010, the Supermetals Business generated $18 million of cash from improved operating results and reduced working capital.

Performance Segment-  Third quarter fiscal 2010 profitability in the Performance Segment increased by $25 million when compared to the same quarter of fiscal 2009.  The increase was driven by higher volumes from improved demand in the automotive, construction, infrastructure and electronics markets, robust unit margins and a LIFO benefit.  Volumes increased by 18% in Performance Products and by 21% in Fumed Metal Oxides when compared to the third quarter of fiscal 2009.  Sequentially, segment profit increased by $3 million from 4% higher volumes in Fumed Metal Oxides and a LIFO benefit, while volumes in Performance Products remained stable.

Specialty Fluids Segment-  Profitability in the Specialty Fluids Segment for the third quarter of fiscal 2010 increased by $2 million when compared to the third quarter of fiscal 2009 and by $6 million sequentially.  A strong level of drilling activity in the North Sea and higher rental revenues during the third quarter of fiscal 2010 drove the improvements.

New Business Segment-  Third quarter fiscal 2010 revenues in the New Business Segment increased by $11 million when compared to the third quarter of fiscal 2009 and by $3 million sequentially.  The increases in both periods were driven by improved revenues in the Inkjet Colorants and Aerogel Businesses.  During the third quarter of fiscal 2010 the New Business Segment reported positive operating profit, a $4 million improvement over the third quarter of fiscal 2009 and a $6 million improvement year to date.

Cash Performance-  The Company ended the third quarter of fiscal 2010 with a cash balance of $295 million despite a $4 million increase in working capital from higher accounts receivable balances related to increased sales levels.

Taxes-  During the third quarter of fiscal 2010, the Company recorded a tax provision of $20 million, for an overall tax rate of 29%.  This included discrete period specific benefits of approximately $1 million and did not include any benefit from the impact of the closure of the Thane, India carbon black facility. The recurring effective tax rate for the quarter was approximately 25%.

Outlook
Commenting on the outlook for the Company, Prevost said, “During the last three quarters we have reached volume levels that are more reflective of underlying demand.  Growth over the coming quarters remains dependent on the dynamic macroeconomic environment. Our performance year to date is a demonstration of our ability to strengthen our leading portfolio positions, improve operating margins and accelerate the contribution of our new business activities.  Our strong balance sheet continues to provide a solid platform for this growth.   All in all, we are on track to grow our earnings and meet our long-term financial targets through continued execution in our key strategic areas of margin improvement, emerging market expansion and new business development.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on July 29, 2010.  The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

Cabot Corporation, headquartered in Boston, Massachusetts, is a global performance materials company. Cabot’s major products are carbon black, capacitor materials, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels.  The Company’s website address is:  http://www.cabot-corp.com.

Forward-Looking Statements-  This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future (including our expectations concerning volumes and demand for our products), strategy for growth, market position, and expected financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Explanation of Terms Used-  When explaining factors affecting our performance, we use several terms. The term “LIFO benefit” or “LIFO impact” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out method, compared to the older costs that would have been included in COGS under a first-in first-out method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”).  The LIFO impact for the Company (including the Rubber Blacks, Performance Products and Supermetals Businesses) for the third quarter of fiscal 2010 was a benefit of $11 million and is comprised of a favorable $8 million liquidation impact and a $3 million favorable COGS impact.  This compares to a $4 million unfavorable LIFO impact for the third quarter of fiscal 2009, comprised of an unfavorable $5 million COGS impact, partially offset by a favorable $1 million liquidation impact.  During the second quarter of fiscal 2010 the LIFO impact was a favorable $2 million, comprised of a favorable $4 million liquidation impact, partially offset by a $2 million unfavorable COGS impact.

Use of Non-GAAP Financial Measures-  The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) operating profit before taxes (“PBT”).   Adjusted EPS and segment PBT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and minority interest, respectively, the most directly comparable GAAP financial measures.  Both EPS and adjusted EPS are calculated on a diluted share basis.  In calculating adjusted EPS and segment PBT, we exclude certain items, meaning items that are significant and unusual or infrequent and not believed to reflect the true underlying business performance, and, therefore, are not allocated to a segment’s results or included in adjusted EPS.  Further, in calculating segment PBT we include equity in net income of affiliated companies, royalties paid by equity affiliates and allocated corporate costs but exclude interest expense, foreign currency translation gains and losses, interest income, dividend income and unallocated corporate costs. Our chief operating decision-maker uses adjusted EPS to evaluate the underlying earnings power of the Company.  Segment PBT is used to evaluate changes in the operating results of each segment before non-operating factors and before certain items and to allocate resources to the segments.  We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance.  A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation of Adjusted EPS, and a reconciliation of total segment PBT to income (loss) from operations before taxes, equity in net income of affiliated companies and minority interest is shown in the table titled Summary Results by Segments.  The certain items that are excluded from our calculation of adjusted EPS and segment PBT are detailed in the table titled Certain Items and Reconciliation of Adjusted EPS.

Third Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2010	2009	2010	2009

Net sales and other operating revenues	$753	$511	$2,144	$1,633
Cost of sales	599	443	1,714	1,478
Gross profit	154	68	430	155

Selling and administrative expenses	61	50	189	160
Research and technical expenses	16	16	53	53
Income (loss) from operations	77	2	188	(58)

Other income and (expense)
Interest and dividend income	1	—	1	2
Interest expense	(10)	(6)	(30)	(23)
Other income and (expense)	2	2	(2)	(13)
Total other income and (expense)	(7)	(4)	(31)	(34)

Income (loss) from continuing operations before income taxes and equity in net income of affiliated companies	70	(2)	157	(92)
(Provision) benefit for income taxes	(20)	(7)	(30)	23
Equity in net income of affiliated companies, net of tax	1	—	5	2
Net income (loss) from continuing operations	51	(9)	132	(67)
Loss from discontinued operations, net of tax (A)	—	—	—	—
Net income (loss)	51	(9)	132	(67)
Net income (loss) attributable to noncontrolling interests, net of tax	4	3	13	(1)
Net income (loss) attributable to Cabot Corporation	$47	$(12)	$119	$(66)

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation
Continuing Operations (B)	$0.72	$(0.18)	$1.81	$(1.05)
Discontinued Operations (A), (B)	—	$(0.01)	—	$(0.01)
Net income (loss) attributable to Cabot Corporation (B)	$0.72	$(0.19)	$1.81	$(1.06)
Weighted average common shares outstanding
Diluted	64	63	64	63

(A)	Amounts relate to legal settlements in connection with our discontinued operations.

(B)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

Third Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2010	2009	2010	2009
SALES
Core Segment	$484	$312	$1,375	$1,046
Rubber blacks (A)	437	274	1,247	940
Supermetals (A)	47	38	128	106
Performance Segment	200	152	587	436
Performance products (A)	137	100	401	291
Fumed metal oxides (A)	63	52	186	145
New Business Segment	25	14	64	48
Inkjet colorants	15	10	43	32
Aerogel	8	2	16	11
Superior MicroPowders	2	2	5	5
Specialty Fluids Segment	22	19	52	45
Segment sales (A)	731	497	2,078	1,575
Unallocated and other (A), (B)	22	14	66	58
Net sales and other operating revenues	$753	$511	$2,144	$1,633
SEGMENT PROFIT (LOSS)
Core Segment	$55	$14	$145	$15
Rubber blacks (A)	41	11	122	15
Supermetals (A)	14	3	23	—
Performance Segment (A)	35	10	101	13
New Business Segment	—	(4)	(2)	(8)
Specialty Fluids Segment	11	9	21	17
Total Segment Profit (Loss) (A), ©	101	29	265	37

Interest expense	(10)	(6)	(30)	(23)
Certain items (D)	(15)	(19)	(41)	(67)
Unallocated corporate costs	(9)	(7)	(30)	(22)
General unallocated expense (A), (E)	4	1	(2)	(15)
Less: Equity in net income of affiliated companies, net of tax	(1)	—	(5)	(2)
Income (loss) from continuing operations before income taxes and equity in net income of affiliated companies	70	(2)	157	(92)
(Provision) benefit for income taxes	(20)	(7)	(30)	23
Equity in net income of affiliated companies, net of tax	1	—	5	2
Net income (loss) from continuing operations	51	(9)	132	(67)
Loss from discontinued operations, net of tax (F)	—	—	—	—
Net income (loss)	51	(9)	132	(67)
Net income (loss) attributable to noncontrolling interests, net of tax	4	3	13	(1)
Net income (loss) attributable to Cabot Corporation	$47	$(12)	$119	$(66)

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation
Continuing Operations (G)	$0.72	$(0.18)	$1.81	$(1.05)
Discontinued Operations (F), (G)	—	(0.01)	—	(0.01)
Net income (loss) attributable to Cabot Corporation (G)	$0.72	$(0.19)	$1.81	$(1.06)
Weighted average common shares outstanding
Diluted	64	63	64	63

(A)
Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments.  Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment Profit (Loss) in prior periods, have been reclassified to "Unallocated and other" and "General unallocated expense", respectively.  Prior periods have been recast to conform to the new
allocation method.   This change had an immaterial impact on segment profit (loss) for all periods presented.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.

(C)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.

(F)	Amounts relate to legal settlements in connection with our discontinued operations.

(G)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

Third Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION  CONSOLIDATED FINANCIAL POSITION

	June 30,	September 30,
	2010	2009
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$295	$304
Short-term marketable securities	1	1
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $6	588	452
Inventories:
Raw materials	113	118
Work in process	40	44
Finished goods	173	165
Other	31	31
Total inventories	357	358
Prepaid expenses and other current assets	59	53
Deferred income taxes	31	32
Total current assets	1,331	1,200

Investments:
Equity affiliates	58	60
Long-term marketable securities and cost investments	1	1
Total investments	59	61

Property, plant and equipment	2,846	3,000
Accumulated depreciation and amortization	(1,925)	(1,988)
Net property, plant and equipment	921	1,012

Goodwill	35	37
Intangible assets, net of accumulated amortization of $11 and $11	2	2
Assets held for rent	42	43
Deferred income taxes	231	235
Other assets	83	86

Total assets	$2,704	$2,676

Third Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION  CONSOLIDATED FINANCIAL POSITION

	June 30,	September 30,
	2010	2009
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable to banks	$42	$29
Accounts payable and accrued liabilities	396	407
Income taxes payable	19	31
Deferred income taxes	6	5
Current portion of long-term debt	22	5
Total current liabilities	485	477

Long-term debt	601	623
Deferred income taxes	12	11
Other liabilities	265	328

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,357,282 and 65,401,485 shares	65	65
Outstanding: 65,297,295 and 65,309,155 shares
Less cost of 59,987 and 92,330 shares of common treasury stock	(2)	(2)
Additional paid-in capital	35	18
Retained earnings	1,102	1,018
Deferred employee benefits	(21)	(25)
Accumulated other comprehensive income	56	60
Total Cabot Corporation stockholders' equity	1,235	1,134
Noncontrolling interests	106	103
Total equity	1,341	1,237
Total liabilities and equity	$2,704	$2,676

CABOT CORPORATION

	Fiscal 2009					Fiscal 2010
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$440	$294	$312	$381	$1,427	$445	$446	$484		$1,375
Rubber blacks (A)	394	272	274	347	1,287	399	411	437		1,247
Supermetals (A)	46	22	38	34	140	46	35	47		128
Performance Segment	151	133	152	184	620	187	200	200		587
Performance products (A)	100	91	100	119	410	126	138	137		401
Fumed metal oxides (A)	51	42	52	65	210	61	62	63		186
New Business Segment	18	16	14	19	67	17	22	25		64
Inkjet colorants	13	9	10	14	46	14	14	15		43
Aerogel	4	5	2	4	15	2	6	8		16
Superior MicroPowders	1	2	2	1	6	1	2	2		5
Specialty Fluids Segment	15	11	19	14	59	15	15	22		52
Segment Sales (A)	624	454	497	598	2,173	664	683	731		2,078
Unallocated and other (A), (B)	28	16	14	12	70	15	29	22		66

Net sales and other operating revenues	$652	$470	$511	$610	$2,243	$679	$712	$753		$2,144

Segment Profit (Loss)
Core Segment	$25	$(24)	$14	$18	$33	$49	$41	$55		$145
Rubber blacks (A)	21	(17)	11	19	34	43	38	41		122
Supermetals (A)	4	(7)	3	(1)	(1)	6	3	14		23
Performance (A)	3	—	10	28	41	34	32	35		101
New Business Segment	(3)	(1)	(4)	(2)	(10)	(3)	1	—		(2)
Specialty Fluids Segment	4	4	9	4	21	5	5	11		21
Total Segment Profit (Loss) (A), ©	29	(21)	29	48	85	85	79	101		265

Interest expense	(9)	(8)	(6)	(7)	(30)	(9)	(11)	(10)		(30)
Certain items (D)	(2)	(46)	(19)	(36)	(103)	(17)	(9)	(15)		(41)
Unallocated corporate costs	(7)	(8)	(7)	(6)	(28)	(11)	(10)	(9)		(30)
General unallocated expense (A), (E)	(8)	(8)	1	(6)	(21)	(3)	(3)	4		(2)
Less: Equity in net income of affiliated companies, net of tax	(2)	—	—	(3)	(5)	(3)	(1)	(1)		(5)

Income (loss) from continuing operations before income taxes and equity in net income of affiliated companies	1	(91)	(2)	(10)	(102)	42	45	70		157
(Provision) benefit for income taxes	(1)	31	(7)	(1)	22	(11)	1	(20)		(30)
Equity in net income of affiliated companies, net of tax	2	—	—	3	5	3	1	1		5
Net income (loss) from continuing operations	2	(60)	(9)	(8)	(75)	34	47	51		132

Loss from discontinued operations, net of tax (F)	—	—	—	—	—	—	—	—		—
Net income (loss)	2	(60)	(9)	(8)	(75)	34	47	51		132
Net (loss) income attributable to noncontrolling interests, net of tax	(2)	(2)	3	3	2	5	4	4		13
Net income (loss) attributable to Cabot Corporation	$4	$(58)	$(12)	$(11)	$(77)	$29	$43	$47		$119

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation
Continuing operations (G)	$0.06	$(0.93)	$(0.18)	$(0.18)	$(1.24)	$0.44	$0.65	$0.72		$1.81

Discontinued operations (F), (G)	—	—	(0.01)	—	(0.01)	—	—	—		—
Net income (loss) attributable to Cabot Corporation (G)	$0.06	$(0.93)	$(0.19)	$(0.18)	$(1.25)	$0.44	$0.65	$0.72		$1.81
Weighted average common shares outstanding
Diluted	63	63	63	64	63	64	64	64		64

(A)
Beginning with the third quarter of fiscal 2010, management no longer allocates its corporate adjustment for unearned revenue to its segments.  Therefore, unearned revenue and cost of sales related to unearned revenue, which had been allocated to Segment Sales and Segment Profit (Loss) in prior periods, have been reclassified to "Unallocated and other" and "General unallocated expense", respectively.  Prior periods have been recast to conform to the new allocation method.   This change had an immaterial impact on segment profit (loss) for all periods presented.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue as discussed in note (A) above.
(C)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.
(E)	General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the profit related to unearned revenue as discussed in note (A) above.
(F)	Amounts relate to legal settlements in connection with our discontinued operations.
(G)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

Third Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION  CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended June 30	Three Months				Nine Months
Dollars in millions, except per share amounts (unaudited)	2010	2010	2009	2009	2010	2010	2009	2009
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)
Certain items before income taxes
Environmental reserves and legal settlements	$(1)	$(0.01)	$-	$-	$(2)	$(0.02)	$-	$-
Recovery of previously impaired investment	-	-	-	-	1	0.01	-	-
Long-lived asset impairment (B)	-	-	-	-	(2)	(0.02)	-	-
Write-down of impaired investments	-	-	-	-	-	-	(1)	(0.01)
Restructuring initiatives:
- 2009 Global	-	-	(19)	(0.24)	(24)	(0.32)	(64)	(0.87)
- Closure of Thane, India Facility	(14)	(0.22)	-	-	(14)	(0.22)	-	-
- Other	-	-	-	-	-	-	(2)	(0.02)
Total certain items	(15)	(0.23)	(19)	(0.24)	(41)	(0.57)	(67)	(0.90)
- Discontinued operations (C)	-	-	-	(0.01)	-	-	-	(0.01)
Total certain items and discontinued operations	(15)	(0.23)	(19)	(0.25)	(41)	(0.57)	(67)	(0.91)
Tax impact of certain items and discontinued operations	1	-	3	-	5	-	10	-
Total certain items after tax	$(14)	$(0.23)	$(16)	$(0.25)	$(36)	$(0.57)	$(57)	$(0.91)

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2010	2009	2010	2009

Statement of Operations Line Item
Cost of sales	$(12)	$(18)	$(25)	$(59)
Selling and administrative expenses	(3)	(1)	(16)	(6)
Research and technical expenses	-	-	-	(2)
Total certain items	$(15)	$(19)	$(41)	$(67)

NON-GAAP MEASURE:
Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2010	2009	2010	2009
	per share(A)	per share(A)	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.72	$(0.19)	$1.81	$(1.06)
Less: Net loss per share from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss) per share from continuing operations	$0.72	$(0.18)	$1.81	$(1.05)
Less: Certain items per share	(0.23)	(0.24)	(0.57)	(0.90)
Adjusted earnings (loss) per share	$0.95	$0.06	$2.38	$(0.15)

(A)	Per share amounts are calculated after tax.
(B)	Land related to former carbon black site.
(C)	Amounts relate to legal settlements in connection with our discontinued operations.